                                                                     Exhibit (q)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors or Trustees, as the case may be, of

                                AIG SERIES TRUST
                               ANCHOR SERIES TRUST
                             SUNAMERICA EQUITY FUNDS
                         SUNAMERICA FOCUSED SERIES, INC.
                             SUNAMERICA INCOME FUNDS
                       SUNAMERICA MONEY MARKET FUNDS, INC.
                   SUNAMERICA SENIOR FLOATING RATE FUND, INC.
                           (collectively, the "Funds")

do hereby severally constitute and appoint Peter A. Harbeck, Donna M. Handel, Vincent M. Marra, James Nichols, Gregory N. Bressler, Kathleen D. Fuentes, Corey
A. Issing, Richard J. Barton, Nori L. Gabert and/or or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with (i) filings with the Securities and Exchange Commission, including but not limited to registration statements on Form N-1A and Form N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE                                      TITLE                    DATE
---------                                      -----                    ----


/s/ PETER A. HARBECK              Director/Trustee                 March 7, 2007
-------------------------------
Peter A. Harbeck



/s/ SAMULE M. EISENSTAT           Director/Trustee                 March 7, 2007
-------------------------------
Samuel M. Eisenstat


/s/ STEPHEN J. GUTMAN             Director/Trustee                 March 7, 2007
-------------------------------
Stephen J. Gutman


/s/ JEFFREY S. BURUM              Director/Trustee                 March 7, 2007
-------------------------------
Jeffrey S. Burum*


/s/ WILLIAM F. DEVIN              Director/Trustee                 March 7, 2007
-------------------------------
William F. Devin**


/s/ JUDITH L. CRAVEN              Director/Trustee                 March 7, 2007
-------------------------------
Dr. Judith L. Craven**


/s/ WILLIAM J. SHEA               Director/Trustee                 March 7, 2007
-------------------------------
William J. Shea

/s/ DONNA M. HANDEL               Treasurer (Principal Financial   March 7, 2007
-------------------------------   and Accounting Officer)
Donna M. Handel


/s/ VINCENT M. MARRA              President (Principal             March 7, 2007
-------------------------------   Executive Officer)
Vincent M. Marra

* Mr. Burum is not a Director/Trustee of SunAmerica Senior Floating Rate Fund, Inc. or Anchor Series Trust.

**   Mr. Devin and Dr. Craven are not Trustees of Anchor Series Trust.

Date: March 7, 2007


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